Exhibit 10.20

RIGHTNOW TECHNOLOGIES, INC.
FORM OF INCENTIVE STOCK OPTION AGREEMENT

RIGHTNOW TECHNOLOGIES, INC., a Delaware corporation (the “Company”), acting pursuant to the 2004 Equity Incentive Plan (the “Plan”), hereby grants to                                         (the “Option Holder”) options to purchase shares of common stock, $0.001 par value (“Common Stock”), of the Company upon the following terms and conditions and in all respects subject to the provisions of the Plan, the terms of which are incorporated by reference.

1.                                       Grant of Option.  The Company hereby grants the Option Holder, as of                          ,                   , an option (the “Option”) to purchase from the Company up to                      shares (the “Shares”) of Common Stock of the Company at an exercise price per share (the “Option Exercise Price”) equal to $              (being at least equal to the fair market value of the Common Stock on the date of grant), in the amounts, during the periods, and upon the terms and conditions as set forth in this Agreement and in the Plan.  The issuance of the shares of Common Stock upon the exercise of the Option shall be subject to the provisions set forth in Section 9 hereof.  This Option is intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Unless earlier terminated pursuant to Section 3, the Option shall terminate at 5:00 p.m. on the date ten years from the grant of this Option, or at 5:00 p.m. on the date five years from the grant of this Option if the Option Holder holds greater than ten percent (10%) of the total combined voting power of all classes of the Company’s stock.

2.                                       Vesting and Time of Exercise.

(a)                                  The vested portion of the Option is exercisable in whole or in part (but not as to any fractional shares) at any time prior to the termination of the Option.  Except as otherwise provided in this Agreement, the Option shall vest in the following manner:

If Option Holder remains in the employ of the Company through the date:	Vested Number of Shares
Six (6) months from the date of grant	12.5% of shares
Twelve (12) months from the date of grant	25% of shares
Eighteen (18) months from the date of grant	37.5% of shares
Twenty-four (24) months from the date of grant	50% of shares
Thirty (30) months from the date of grant	62.5% of shares
Thirty-six (36) months from the date of grant	75% of shares

Forty-two (42) months from the date of grant	87.5% of shares
Forty-eight (48) months from the date of grant	100% of shares

The right to purchase shares under the Option shall be cumulative, and shares not purchased in any year may be purchased in subsequent years, subject to the termination provisions contained elsewhere herein.

(b)                                 The Option Holder understands that to the extent that the aggregate fair market value (determined at the time the Option was granted) of the shares of Common Stock with respect to which all incentive stock options within the meaning of Section 422 of the Code are exercisable for the first time by the Option Holder during any calendar year exceed $100,000, in accordance with Section 422(d) of the Code, such options shall be treated as options that do not qualify as incentive stock options.

3.                                       Exercise of Option after Death or Termination of Employment.  The Option shall terminate and may no longer be exercised if the Option Holder ceases to be employed by the Company or its affiliates, except that:

(a)                                  If Option Holder’s employment shall be terminated for any reason, voluntary or involuntary, other than for “Cause” (as defined in Section 3(e)) or Option Holder’s death or disability (within the meaning of Section 22(e)(3) of the Code), Option Holder may at any time before 5:00 p.m. on the date 3 months following such termination exercise the Option to the extent the Option was exercisable by Option Holder on the date of the termination of Option Holder’s employment.

(b)                                 If Option Holder’s employment is terminated for Cause, Option Holder may at any time before 5:00 p.m. on the date 30 days following such termination exercise the Option to the extent the Option was exercisable by Option Holder on the date of the termination of Option Holder’s employment.

(c)                                  If Option Holder shall die while the Option is still exercisable according to its terms or if employment is terminated because Option Holder has become disabled (within the meaning of Section 22(e)(3) of the Code) while in the employ of the Company and Option Holder shall not have fully exercised the Option, such Option may be exercised at any time before 5:00 p.m. on the date 6 months following Option Holder’s death or date of termination of employment for disability by Option Holder, personal representatives or administrators or guardians of Option Holder, as applicable or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of Shares Option Holder was entitled to purchase under the Option on (i) the earlier of the date of death or termination of employment or (ii) the date of termination for such disability, as applicable.

(d)                                 Notwithstanding the above, in no case may the Option be exercised to any extent by anyone after the termination date of the Option.

(e)                                  “Cause” shall mean (i) the willful and continued failure by Option Holder substantially to perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness), (ii) Option Holder’s conviction or plea bargain of any felony or gross misdemeanor involving moral turpitude, fraud or misappropriation of funds or (iii) the willful engaging by Option Holder in misconduct which causes substantial injury to the Company or its affiliates, its other employees or the employees of its affiliates or its clients or the clients of its affiliates, whether monetarily or otherwise.  For purposes of this paragraph, no action or failure to act on Option Holder’s part shall be considered “willful” unless done or omitted to be done, by Option Holder in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company.

4.                                       Manner of Exercise.

(a)                                  Subject to the foregoing, the Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office within the Option period.  The notice shall state the number of Shares as to which the Option is being exercised and shall be accompanied by payment in full of the Option Exercise Price for all shares designated in the notice.  Payment of the exercise price shall be made (i) in cash (including bank check, personal check or money order payable to the Company), (ii) with the approval of the Company (which may be given in its sole discretion), by delivering to the Company for cancellation shares of the Company’s Common Stock already owned by the Option Holder having a Fair Market Value (as defined in the Plan) as of the date of exercise equal to the full Option Exercise Price for all of the Shares being acquired or the portion thereof being paid by tendering such shares, (iii) with the approval of the Company (which may be given in its sole discretion) and subject to Section 402 of the Sarbanes-Oxley Act of 2002 and any rules and regulations promulgated thereunder, by delivering to the Company the full Option Exercise Price for all of the Shares being acquired in a combination of cash and Option Holder’s full recourse liability promissory note with a principal amount not to exceed eighty percent (80%) of the exercise price and a term not to exceed five (5) years, which promissory note shall provide for interest on the unpaid balance thereof which at all times is not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereto or (iv) with the approval of the Company (which may be given in its sole discretion) and subject to Section 402 of the Sarbanes-Oxley Act of 2002 and any rules and regulations promulgated thereunder, by delivering to the Company a combination of cash, the Option Holder’s promissory note and shares of Common Stock with an aggregate Fair Market Value and a principal amount equal to the Option Exercise Price for all of the Shares being acquired.

(b)                                 Upon receipt of payment for the shares being purchased and such documents referenced in the preceding sentence, the Company shall, as expeditiously as possible, deliver to the Option Holder a certificate or certificates for such shares out of authorized but theretofore unissued shares of its Common Stock or issued shares which have been reacquired by the Company.  This Option may be exercised only with respect to full shares and no fractional share of stock shall be issued.

5.                                       Assignability.  During the lifetime of the Option Holder, the Option shall be exercisable only by the Option Holder and shall not be assignable or transferable by the Option Holder except by will or by the laws of descent or distribution.  Subject to the foregoing sentence, the Option shall inure to the benefit of and be binding upon the successors and assigns of the Option Holder.

6.                                       No Right to Continued Employment; No Rights as a Shareholder.  This Agreement shall not confer on the Option Holder any right with respect to continuance of employment by the Company, nor will it interfere in any way with the right of the Company to terminate such employment at any time.  The Option Holder will have no rights as a shareholder with respect to any shares covered by the Option until the issuance of a certificate or certificates to the Option Holder for the shares.  Except as otherwise provided in Section 7 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of full payment of the Option Exercise Price for all of the Shares being acquired.

7.                                       Capital Adjustments and Reorganization.  The number of shares of Common Stock covered by the Option, and the Option Exercise Price thereof, shall be subject to appropriate proportionate adjustment to reflect any stock dividend, stock split, share combination, separation, reorganization, liquidation or the like, of or by the Company.

8.                                       Subject to Plan.  This Option and the grant and exercise thereof are subject to the terms and conditions of the Plan, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement.  In addition, this Option is subject to the rules and regulations promulgated pursuant to the Plan, now or hereafter in effect.  A copy of the Plan will be furnished upon request of the Option Holder.

9.                                       Conditions Precedent to Issuance of Shares.  Shares shall not be issued pursuant to the exercise of the Option unless such exercise and the issuance and delivery of the applicable Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange or the Nasdaq National Market and the Delaware General Corporation Law.  As a condition to the exercise of the purchase price relating to the Option, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

10.                                 Tax Matters.

(a)                                  If the Option Holder shall dispose of any of the shares of Common acquired by the Option Holder pursuant to the exercise of the Option within two years from the date the Option was granted or within one year after the transfer of any such shares to the Option Holder upon exercise of the Option, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it under the circumstances, the Option Holder shall promptly notify the Company of the dates of acquisition and disposition of such shares, the number of shares so disposed of and the consideration, if any, received for such shares. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure (i) notice to the Company of any disposition of the Common Stock within the time periods described above and (ii) that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from the Option Holder.

(b)                                 In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option when the Option does not qualify as an incentive stock option within the meaning of Section 422 of the Code and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from the Option Holder. The Option Holder may elect to satisfy his or her federal and state income tax withholding obligations upon exercise of this option by (i) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of such option having a fair market value equal to the amount of federal and state income tax required to be withheld upon such exercise, in accordance with such rules as the Company may from time to time establish, or (ii) delivering to the Company shares of its Common Stock other than the shares issuable upon exercise of such option with a fair market value equal to such taxes, in accordance with such rules.

11.                                 Securities Law Matters.  The Option Holder hereby represents and agrees that any shares which he or she may acquire pursuant to the exercise of this Option will be acquired for the Option Holder’s own account, for long-term investment purposes and not with a view toward the distribution or sale thereof.  The Option Holder acknowledges that under the terms of the Plan to which this Agreement is subject, effectiveness of any exercise herein and the issuance of shares to the Option Holder upon any such exercise of this option may be delayed in order to permit the Company to comply at such time with relevant federal and state securities laws in connection with such issuance.  The Option Holder acknowledges that the Company is not, and will at no time be, under any obligation to the Option Holder to register any shares issued upon exercise herein under any federal or state securities laws and that, consequently: (a) at the time of acquisition such shares may not be registered under either federal or applicable state securities laws, (b) the Company will be relying upon the foregoing investment representation of the Option Holder in agreeing to issue such shares to the Option Holder, (c) the transferability of such shares may be subject to the restrictions imposed by all applicable federal and state securities laws on unregistered shares, and (d) the certificates evidencing such shares may be imprinted with an appropriate legend setting forth such restrictions on transferability.

12.                                 Miscellaneous.

(a)                                  Governing Law.  The validity, construction and effect of the Agreement, and any rules and regulations relating to the Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.

(b)                                 Severability.  If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Committee (as defined in the Plan), such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.

(c)                                  No Trust or Fund Created.  Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or its affiliates and Option Holder or any other person.

(d)                                 Headings.  Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.

RIGHTNOW TECHNOLOGIES, INC.

By:
Greg Gianforte
Chief Executive Officer

OPTION HOLDER

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RIGHTNOW TECHNOLOGIES, INC.

FORM OFADDENDUM TO EXECUTIVE OFFICER STOCK OPTION AGREEMENT

The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Option Agreement (the “Option Agreement”) by and between the Company and                                        (“Option Holder”) evidencing the stock option (the “Option”) granted to Option Holder under the terms of the Company’s 2004 Equity Incentive Plan, and such provisions shall be effective immediately.  All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Option Agreement.

Acceleration of Exercisability
After Change in Control

(i)                                     Notwithstanding any installment or delayed exercise provision contained in the Option Agreement that would result in the Option becoming exercisable in full or in part at a later date, upon the occurrence of a “Change in Control” (as defined below):

i.                                          If in connection with the Change in Control, the Acquiring Person (as defined below) elects to continue the Option in effect and to replace the shares of Common Stock issuable upon exercise of the Option with other equity securities that are registered under the Securities Act of 1933 and are freely transferable under all applicable federal and state securities laws and regulations, the Option shall become exercisable in full if within twelve months of the date of the Change in Control, (i) Option Holder’s employment with the Company (or any successor company or affiliated entity with which Option Holder is then employed) is terminated by the Company or such other employer without Cause (as defined below), (ii) Option Holder’s employment with the Company (or any successor company or affiliated entity with which Option Holder is then employed) is terminated by the Option Holder for “Good Reason” (as defined below), or (iii) any earlier date provided under the Option Agreement.  In the event of any such Change in Control, the number of shares issuable upon exercise of the Option shall be determined by using the exchange ratio used for other outstanding shares of the Company’s Common Stock in connection with the Change in Control, or if there is no such ratio, an exchange ratio to be mutually agreed upon by the Acquiring Person and the Continuing Directors (as defined below), and the exercise price per share shall be adjusted accordingly so as to preserve the same economic value in the Option as existed prior to the Change in Control.  Also in the event of any such Change in Control, all references in the Option Agreement to the Common Stock shall thereafter be deemed to refer to the replacement equity securities issuable upon exercise of the Option, references to the Company shall thereafter be deemed to refer to the issuer of such replacement securities, and all other terms of the Option shall continue in effect except as and to the extent modified by this subparagraph.

ii.                                       If the Change in Control does not meet the criteria specified in paragraph (1)(a) above, the Option shall become exercisable in full immediately upon the Change in Control.

(ii)                                  To the extent that, in connection with a Change in Control, the Acquiring Person replaces the Option with a cash incentive program, Option Holder’s right to receive cash payments for the Shares will be paid out in accordance with the vesting schedule set forth in the Option Agreement.  However, if within twelve months of the date of the Change in Control, (i) Option Holder’s employment with the Company (or any successor company or affiliated entity with which Option Holder is then employed) is terminated by the Company or such other employer without Cause or (ii) Option Holder’s employment with the Company (or any successor company or affiliated entity with which Option Holder is then employed) is terminated by the Option Holder for Good Reason, then Option Holder’s right to receive the unvested cash payments shall be accelerated in full and shall no longer be subject to the vesting schedule set forth in the Option Agreement.

(iii)                               If a Change in Control shall occur, the Continuing Directors in their sole discretion, and without the consent of Option Holder, may determine that Option Holder shall receive, in lieu of some or all of the shares of Common Stock subject to this Option, as of the effective date of any such Change in Control, cash in an amount equal to the excess of the Fair Market Value of such shares on the effective date of such Change in Control over the exercise price per share of this Option, subject to any applicable withholding for income or payroll taxes.

(iv)                              For purposes of this Addendum, the following terms shall have the definitions set forth below:

i.                                          “Change in Control” shall mean a change in ownership or control of the Company effected through any of the following transactions:

(i)                                     a merger, consolidation or other reorganization unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction;

(ii)                                  the sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii)                               the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders; or

(iv)                              a change in the composition of the Board of Directors over a period of 36 consecutive months or less such that a majority of the directors ceases, by reason of one or more contested elections for directorship, to be comprised of individuals who either (i) have been directors continuously since the beginning of such period or (ii) have been elected or nominated for election as directors during such period by at least a majority of the directors described in clause (i) who were still in office at the time the Board of Directors approved such election or nomination.

Following a Change in Control, “Company” shall refer to the successor corporation in the transaction.

ii.                                       “Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, while such a person is a member of the Board of Directors, who is not an Acquiring Person (as hereinafter defined) or an Affiliate or Associate (as hereinafter defined) of an Acquiring Person, or a representative of an Acquiring

Person or of any such Affiliate or Associate, and who (A) was a member of the Board of Directors on the date of this Agreement or (B) subsequently becomes a member of the Board of Directors, if such person’s initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.

iii.                                    “Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, but shall not include the Company, any subsidiary of the Company; and “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

iv.                                   Termination of employment for “Cause” shall mean termination by the Company of Option Holder’s employment based upon (i) the willful and continued failure by Option Holder substantially to perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness or any such actual or anticipated failure resulting from Option Holder’s termination for “Good Reason” as defined below), (ii) the Option Holder’s conviction or plea bargain in connection with the commission or alleged commission of any felony or gross misdemeanor involving moral turpitude, fraud or misappropriation of funds, or (iii) the willful engaging by Option Holder in misconduct which causes substantial injury to the Company, its other employees or its clients, whether monetarily or otherwise.  For purposes of this paragraph, no action or failure to act on Option Holder’s part shall be considered “willful” unless done, or omitted to be done, by Option Holder in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company.

v.                                      “Good Reason” shall mean the occurrence of any of the following events following a Change in Control, except for the occurrence of such an event in connection with the termination of Option Holder’s employment by the Company (or any successor company or affiliated entity then employing Option Holder) for Cause, Disability or death:

(i)                                     the assignment to Option Holder of employment duties or responsibilities which are not substantially comparable in responsibility and status to the employment duties and responsibilities held by Option Holder immediately prior to the Change in Control;

(ii)                                  a reduction in Option Holder’s base salary as in effect immediately prior to the Change in Control or as the same may be increased from time to time during the term of this Agreement; or

(iii)                               requiring Option Holder to work in a location more than 50 miles from Option Holder’s office location immediately prior to the Change in Control, except for requirements of temporary travel on the Company’s business to an extent substantially consistent with Option Holder’s business travel obligations immediately prior to the Change in Control.

The provisions of this Addendum shall supersede any provisions to the contrary in the Option Agreement.

IN WITNESS WHEREOF, the Company has caused this Addendum to be executed by its duly-authorized officer effective as of the Effective Date specified below.

Effective Date:                                   ,

RIGHTNOW TECHNOLOGIES, INC.

By:
Greg Gianforte
Chief Executive Officer

OPTION HOLDER

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